SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement   |_| Confidential,  For  Use  of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Talbot Bancshares, Inc.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  |X| No fee required.
  |_| Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: N/A
  (2) Aggregate number of securities to which transaction applies: N/A
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
  (4) Proposed maximum aggregate value of transaction:  N/A
  (5) Total fee paid:  N/A

  |_| Fee paid previously with preliminary materials:  N/A

  |_| Check box if any part of the fee is offset as  provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  (2) Form, Schedule or Registration Statement no.:
  (3) Filing Party:
  (4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of TALBOT BANCSHARES, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of Talbot Bancshares, Inc. (the "Company") will be held at the offices of The Talbot Bank of Easton, Maryland, 18 East Dover Street, Easton, Maryland, 21601 at 11:00 a.m., local time, on Wednesday, April 28, 1999, for the following purposes:

         1. To elect four Class I Directors to the Company's Board of Directors to serve until the 2002 Annual Meeting.

         2.       To consider a proposal to approve the 1999 Stock Option Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 22, 1999, will be entitled to notice of and to vote at the meeting. This proxy statement is accompanied by the Company's 1998 Annual Report to Stockholders.

         All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. Proposals 1 and 2 require the affirmative vote of holders of a majority of the shares of common stock present and voting. Whether you own a few or many shares, your proxy is important in fulfilling this requirement. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                              By Order of the Board of Directors,


                              W. Moorhead Vermilye
                              President


March 26, 1999



                  18 East Dover Street, Easton, Maryland 21601
            ---------------------------------------------------------
                         410-822-1400 / Fax 410-820-7180

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             TALBOT BANCSHARES, INC.
                              18 EAST DOVER STREET
                             EASTON, MARYLAND 21601


                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished to the stockholders of Talbot Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held on Wednesday, April 28, 1999 at 11:00 a.m., local time, at the offices of The Talbot Bank of Easton, Maryland, 18 East Dover Street, Easton, Maryland 21601, and at any adjournments thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of the Company. The approximate date on which this proxy statement and attached form of proxy is mailed to stockholders is March 26, 1999.

         Holders of record at the close of business on March 22, 1999 (the "Record Date") of outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), are entitled to notice of and to vote at the meeting. As of the Record Date, the number of shares of outstanding Common Stock entitled to vote is 1,192,222 shares. Each share of stock is entitled to 1 vote. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the stockholder; if no direction is given, the proxy will be voted for approval of Proposals 1 and 2 and in the discretion of the holders of the proxies as to any other matters that may properly come before the meeting. The proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, or by written notice delivered to W. Moorhead Vermilye, President of the Company, at the Company's address or at the meeting. The Company's address is 18 East Dover Street, Easton, Maryland 21601 (410-822-1400). The Company is the parent bank holding company to The Talbot Bank of Easton, Maryland (the "Bank"), a Maryland commercial bank. In 1997, the Company exchanged each share of the Bank's common stock for 2 shares of the Common Stock of the Company.

         Holders of Common Stock will be asked to (1) elect four Class I Directors to the Company's Board of Directors to serve until the 2002 Annual Meeting; and (2) to consider a proposal to approve the 1999 Stock Option Plan.


                       ELECTION OF DIRECTORS (Proposal 1)

         By resolution of a majority of the entire Board of Directors, the number of Directors constituting the Board is fixed at 13. At the 1998 Annual Meeting, Directors were elected into 3 classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Directors are elected to hold office for a term of 3 years, and 1 class of Director expires each year. The terms of Directors of Class I expire this year. Directors of Class II will hold office until the 2000 Annual Meeting of Stockholders and Directors of Class III will hold office until the 2001 Annual Meeting of Stockholders. In each case, Directors are elected until their successors are duly elected and qualify.

         The Directors of Class I, therefore, are up for election at this Annual Meeting. The Company's President is a member of Class III, and the Company's Vice President is a member of Class II. The following nominees for Directors of Class I, their ages as of the Record Date, their principal occupations and business experience for the past 5 years, and certain other information are set forth below.

-------------------------------------------------------------------------------------------------------------------


                                          NOMINEES FOR CLASS I DIRECTORS
                                          (New Term will Expire in 2002)

-------------------------------------------------------------------------------------------------------------------



     Name                                   Age        Principal Occupation and Business Experience
     ----                                   ---        --------------------------------------------

Herbert L. Andrew, III                      62         Mr. Andrew has served as a Director of the Company since its formation in 1997 and of the Bank since 1977.  He is a farmer and served on the Talbot County Council from 1994 to 1998.

Blenda W. Armistead                         47         Ms. Armistead has served as a Director of the Company since its formation in 1997 and of the Bank since 1992.  She is an investor, and the former County Manager of Talbot County.

Lloyd L. Beatty, Jr.                        46         Mr. Beatty has served as a Director of the Company since its formation in 1997 and of the Bank since 1992.  He is a
                                                       Certified Public Accountant, Principal in Beatty, Satchell &
                                                       Company, LLC, and President of Darby Advisors, Inc.

Donald D. Casson                            69         Mr. Casson has served as a Director of the Company since its formation in 1997 and of the Bank since 1983.  He is a
                                                       Certified Public Accountant and real estate broker.

--------------------------------------------------------------------------------------------------------------------------

         The election of directors requires the affirmative vote of holders of a majority of the shares of Common Stock present and voting. A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote, and directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

         The following tables contain information regarding Directors of other Classes whose terms do not expire in 1999, including the Directors' ages as of the Record Date, and their principal occupations and business experience for the past 5 years.

--------------------------------------------------------------------------------------------------------------------------

                                                   CLASS II DIRECTORS
                                                 (Term Expires in 2000)

--------------------------------------------------------------------------------------------------------------------------

     Name                                   Age        Principal Occupation and Business Experience
     ----                                   ---        --------------------------------------------

Gary L. Fairbank                            62         Mr. Fairbank has served as a Director of the Company since its formation in 1997 and of the Bank since 1985.  He is the
                                                       owner of Fairbank Tackle.


                                     Page 2






Ronald N. Fox                               61         Mr. Fox has served as a Director of the Company since its
                                                       formation in 1997 and of the Bank since 1981.  He is an
                                                       investor, and an owner of Oxford Spirits.  Prior to 1997 he was the co-owner of the Washington Street Pub.

Richard C. Granville                        56         Mr. Granville has served as a Director of the Company since its formation in 1997 and of the Bank since 1994.  He is the
                                                       President of Celeste Industries Corporation of Easton,
                                                       Maryland.

Jerome M. McConnell                         52         Mr. McConnell has served as a Director of the Company since its formation in 1997 and of the Bank since 1990. He has been the Vice President of the Company since its formation, and
                                                       Executive Vice President of the Bank since 1989.



--------------------------------------------------------------------------------------------------------------------------


                                                   CLASS III DIRECTORS
                                                 (Term Expires in 2001)

--------------------------------------------------------------------------------------------------------------------------

    Name                                   Age         Principal Occupation and Business Experience
    ----                                   ---         --------------------------------------------

Shari L. McCord                             42         Ms. McCord has served as a Director of the  Company since its formation in 1997 and of the Bank since 1995.  She is the
                                                       President of Chesapeake Travel Services, Inc. of Easton,
                                                       Maryland.

William H. Myers                            86         Mr. Myers has served as a Director of the Company since its formation in 1997 and of the Bank since 1948 and as Chairman of the Board since 1995.  He is a farmer.

David L. Pyles                              54         Mr. Pyles has served as a Director of the Company since its formation in 1997 and of the Bank since 1989.  He is an
                                                       investor.  Prior to 1996, Mr. Pyles was the President of Pyles
                                                       Lincoln Mercury, Inc.

Christopher F. Spurry                       51         Mr. Spurry has served as a Director of the Company since its formation in 1997 and of the Bank since 1995.  He is the
                                                       President of Spurry & Associates, Inc.

W. Moorhead Vermilye                        58         Mr. Vermilye has served as a Director of the Company since its formation in 1997 and of the Bank since 1977.  He has been the President of the Company since its formation, President of the Bank since 1988, and Chief Executive Officer of the Bank since 1993.


         During the past year the Bank has had banking transactions in the ordinary course of its business with its directors, officers and owners of 5% or more of the outstanding Common Stock and with their associates on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

         The Company has no standing committees. The Bank has 5 standing committees of the Board of Directors as of December 31, 1998. The Bank's Executive Committee consists of Messrs. Vermilye,

Andrew, Fox, McConnell, Pyles and Ms. Armistead. The Committee has the authority to exercise the powers of the Board in the management of the business and affairs of the Bank, subject to subsequent revision or alteration of any such action by the Board of Directors of the Bank. The Executive Committee meets every Wednesday, other than on Wednesdays on which regularly scheduled Board meetings are held. Although not required, it is common practice that all Board members attend these meetings. The Executive Committee met 40 times during 1998.

         The Bank's Loan Committee consists of Messrs. Vermilye, McConnell, Casson, Fox, Granville and McCord. The Loan Committee meets to evaluate loan requests which require Board approval prior to the next regularly scheduled meeting of the Board of Directors. The Loan Committee meets jointly with the Executive Committee each Wednesday, other than on Wednesdays on which regularly scheduled Board meetings are held. As with the Executive Committee, all Board members typically attend these meetings. The Loan Committee met 40 times during 1998.

         The Bank's Audit Committee consists of 3 non-management Directors (Messrs. Casson, Fox and Pyles). The Committee meets with the Bank's independent accountants to review whether satisfactory accounting procedures are being followed and with the Bank's internal auditor to ensure internal accounting controls are adequate. During 1998 the Audit Committee held 4 meetings.

         The Bank's Nominating Committee consists of Mr. Vermilye and 4 non-management Directors (Messrs. Andrew, Fairbank, Myers and Ms. Armistead). The basic function of this Committee is the recommendation to the Board of those persons to be designated as Board nominees for election to the Board by the stockholders at their Annual Meeting. The Nominating Committee met twice in 1998. According to the Company's Bylaws, nominations by stockholders may be made by written request to the Secretary of the Company received not less than 90 days nor more than 120 days prior to the date fixed for the meeting. As described further in the Company's Bylaws, the notice must set forth (i) all information relating to such proposed nominee that is required to be disclosed in solicitation in Regulation 14A of the Securities Exchange Act of 1934, as amended (including the nominee's written consent); and (ii) certain other information provided by the stockholder, including the name and address and the class and number of shares of the Company's stock that is beneficially owned by the stockholder.

         The Bank's Personnel Committee consists of Messrs. Andrew, Beatty, Fairbank, Fox and Pyles. The Committee is responsible for determining executive compensation and promotions. The Personnel Committee met twice in 1998.

         The total number of meetings of the Board of Directors of the Company, including regularly scheduled and special meetings, which were held in 1998 was
9. The total number of meetings of the Board of Directors of the Bank, including regularly scheduled and special meetings, which were held in 1998 was 12. No Director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which that person has been Director); and (2) the total number of meetings held by all committees of the Board on which that person served (during the period served), except that Mr. Myers attended 61% of the Board and Committee meetings in which he is a member. Outside Directors receive an annual retainer of $5,000 per year for serving on the Company and Bank Board, plus $150 per meeting attended. Directors are compensated once for attendance at jointly held meetings.

         Total Director fees paid to Directors during 1998 were $77,100. In addition, $55,000 was accrued for the Directors' retainers for 1998. Mr. Andrew also received fees of $7,200 for inspections of real property in connection with the monitoring of construction loans.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table reflects the beneficial ownership of Common Stock by executive officers, directors and by stockholders known to management to own beneficially 5% or more of Common Stock as of the Record Date, and includes all shares of Common Stock that may be acquired by such persons within 60 days of the Record Date. Unless otherwise indicated below, each person specified below has sole investment and voting power (or shares such power with his or her spouse) with regard to the shares set forth in the following table. The address of each of the persons named below is the address of the Company.

--------------------------------------------------------------------------------
                                      Number of                       Percent
                                        Shares                        of Class
                                     Beneficially                   Beneficially
Name                                   Owned                          Owned
--------------------------------------------------------------------------------
Herbert L. Andrew, III                 19,147             (1)         1.56%
Blenda W. Armistead                     1,462             (2)          .12%
Lloyd L. Beatty, Jr.                    2,192             (3)          .18%
Donald D. Casson                       10,490             (4)          .85%
Gary L. Fairbank                        3,882             (5)          .32%
Ronald N. Fox                           8,904             (6)          .72%
Richard C. Granville                   30,608             (7)         2.49%
Jerome M. McConnell                    13,145             (8)         1.07%
Shari L. McCord                           100             (9)          .01%
William H. Myers                       45,000                         3.66%
David L. Pyles                         24,454             (10)        1.99%
Christopher F. Spurry                   1,000             (11)         .08%
W. Moorhead Vermilye                   37,653             (12)        3.06%

All Directors/Executive
Officers as a Group (16
Persons)                               211,038                       17.16%

Other Persons
Nicholas F. Brady                      82,554                         6.71%

Total                                  293,592                       23.87%

--------------------------------------------------------------------------------


(1) Includes 18,019 shares held jointly with Mr. Andrew's spouse, and 128 shares held by the Bank as Custodian for his IRA.

(2) Includes 200 shares held by Ms. Armistead's spouse, 244 shares held by the Bank as Custodian for her IRA, 518 shares held by the Bank as Custodian for her spouse's IRA, and 300 shares held by her spouse as Custodian of a MUTMA for her daughter.

(3) Includes 242 shares held by the Bank as Custodian for Mr. Beatty's IRA, 200 shares held in a brokerage account for another IRA, 320 shares held by Beatty, Satchell & Company, LLC 401(k) plan FBO Mr. Beatty, 1,130 shares held jointly with his spouse, and 200 shares held by his spouse.

(4) Includes 2,365 shares held by the Bank as Custodian for Mr. Casson's IRA, 334 shares held by his spouse, and 2,740 shares held by the Bank as Custodian for his spouse's IRA.

(5) Includes 1,000 shares held jointly with Mr. Fairbank's spouse, 2,126 shares held in a brokerage account for his IRA, and 300 shares held by the Bank as custodian for his IRA.

(6) Includes 132 shares held by the Bank as Custodian for Mr. Fox's IRA, and 132 shares held by the Bank as Custodian for his spouse's IRA.

(7)  Includes  5,668  shares held by the Bank as Custodian  for Mr.  Granville's
     IRA.

(8) Includes 3,045 shares held by the Bank's 401(k) plan, and 10,000 stock options.

(9)  Includes 100 shares held by the Bank as Custodian for Ms. McCord's IRA.

(10) Includes 2,000 shares held by Mr. Pyles' spouse.

(11) Includes 500 shares held by the Bank as Custodian for Mr. Spurry's IRA, and 300 shares held jointly with his spouse.

(12) Includes 1,406 shares held by the Bank as Custodian for Mr. Vermilye's IRA, 6,355 shares held by the Bank's 401(k) plan, 20,000 stock options, and 692 shares held by his spouse.


                             EXECUTIVE COMPENSATION

         The following table summarizes the remuneration earned in 1998 and the prior 2 years by the President of the Company and the Bank, and any other executive officer of the Company or the Bank who received cash compensation during the preceding 3 fiscal years that exceeds $100,000. All remuneration earned prior to the Company's formation is for services provided solely to the Bank.


==========================================================================================================================
                                               SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation                Long-Term
                                                                                      Compensa-               All
                                                                                      tion                  Other
                                                                                                         Compensation
                                                                                                           ($)(3)

                                    ------------------------------------------------------------------
  Name and principal        Year       Salary ($)     Bonus ($)      Other Annual        Options
       position           Ended                                    Compensation            SARs
                                                                        ($)(1)            (#)(2)
--------------------------------------------------------------------------------------------------------------------------
W. Moorhead Vermilye      1998        164,000       81,000               4,421               0              26,560
President & CEO           1997        162,225       78,000               4,502               0              26,489
                          1996        157,500       72,600               4,316            10,000            25,519


--------------------------------------------------------------------------------------------------------------------------
Jerome M. McConnell       1998        112,000       40,000               2,915               0               4,480
Executive Vice            1997        110,000       37,500               2,514               0               4,400
President                 1996        106,800       35,000               2,246             5,000             3,916


==========================================================================================================================

(1) Includes value of benefits from the Bank's life insurance program, and tax "gross up" for use of a motor vehicle.

(2) Amount reflects the number of options and SARs issued under the Talbot Bancshares, Inc. Employee Stock Option Plan.

(3) Represents Bank matching contributions under the 401(k) and deferred compensation plans.

                                  BENEFIT PLANS

Defined Benefit Pension Plan

         Effective January 1, 1995 the bank froze its non-contributory Defined Benefit Pension Plan so that no future benefits will accrue after that date. The plan covered substantially all full time employees with more than six months of service. The Plan is administered by a committee appointed by the Board of Directors. The funded status of the plan is presented in Note 9 of the Notes to Consolidated Financial Statements contained in the 1998 Annual Report. The Bank's policy has been to fund the actuarially determined minimum annual required amount.

         The following is based on the January 1, 1998 Actuarial Valuation of the Plan:

            Name and Principal            Years              Annual Benefit                  Percentage
                 Position              of Service             at Retirement                    Vested
                 --------              ----------             -------------                    ------

Mr. Vermilye                               11                    $21,180                         100
  President and CEO

Mr. McConnell                               9                    $10,805                         100
  Executive Vice President


401(k) Plan

         The Bank's 401(k) Plan is administered by a committee appointed by the Board of Directors and is available to eligible employees of the Bank who have completed 6 months of service. Participants are required to contribute at least 1% and not more than 15% of base salary.

         The Bank provides employer matching contributions to each active member's account for each year in an amount equal to 100% of the member's pay reduction contributions up to 3% of base salary, plus 50% of contributions which exceed 3% of base salary, up to 5% of base salary, with a maximum matching contribution equal to the Maximum Annual Additions limit for that year. In 1998, the Bank made matching contributions to the Plan on behalf of Messrs. Vermilye and McConnell of $6,560 and $4,480, respectively.

         All employee contributions are immediately vested. Matching contributions vest incrementally over a 6 year period. Pre-tax and matching contributions may be withdrawn while a member is employed by the Bank if the member has reached age 59-1/2, in circumstances of financial hardship or in certain other circumstances pursuant to Plan restrictions.

Profit Sharing and Retirement Plan

         Effective January 1, 1995 the Bank adopted the Profit Sharing and Retirement Plan to replace the frozen Defined Benefit Plan. The Plan covers substantially all full-time employees with more than 6 months of service. The Bank makes discretionary contributions to the Plan based on profits. Contributions to the Plan are allocated using an age-weighted formula. In 1998, the Bank made contributions to the Plan totalling $100,000. Contributions allocated to W. Moorhead Vermilye and Jerome M. McConnell were $14,420 and $8,601, respectively.

Employee Incentive Stock Option Plan

         The Company has an Employee Stock Option Plan and has reserved 40,000 shares of Common Stock for issuance thereunder (as adjusted for the Company's 2 for 1 share exchange), and 800 shares are currently available under the plan. The Stock Option Plan provides for the granting of incentive and nonqualified stock options to certain key employees of the Company. No options may be granted after January 11, 2005. Options to purchase 575 shares were exercised during 1998, none of which were exercised by a named executive officer of the Company. The following table sets forth certain information relating to the number and value of underlying unexercised stock options held by the named executives as of December 31, 1998.

       Aggregated Option Exercises in 1998 and 1998 Year End Option Values

                                                  Number of Securities
                                                 Underlying Unexercised               Value of Unexercised
                                                Options at Fiscal Year-End          In-the-Money Options at
                                                            (#)                      Fiscal Year-End ($)(1)
                                                ---------------------------        ------------------------

Name                                          Exercisable       Unexercisable    Exercisable     Unexercisable
----                                          -----------       -------------    -----------     -------------

W. Moorhead Vermilye                           20,000                 0            $615,000           $0

Jerome M. McConnell                            10,000                 0            $307,500           $0

(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 1998 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 1998 of $53 per share.

         Upon exercise of all or a portion of these options, the Company shall pay the Optionee a Tax Benefit Payment in an amount of U.S. dollars equal to the number of shares as to which the option is being exercised, times the "Tax Rate", times the difference between the per share fair market value at the time of exercise and the per share option price. The Tax Rate shall be a percentage designated by the Committee to result in compensating the Optionee for the federal, state and local income tax liability incurred by the Optionee by virtue of his exercise of the option and the payment to him of the Tax Benefit Payment.

Deferred Compensation

         During 1996, the Company adopted a supplemental deferred compensation plan to provide retirement benefits to its President and Chief Executive Officer. The plan calls for fixed annual payments of $20,000 vesting immediately to be credited to the participant's account. Contributions to the plan totaled $20,000 for the year ended December 31, 1998.

Bonus Plans

         The Bank has a discretionary bonus plan whereby officers and employees are awarded annual bonuses based upon individual merit and the Bank's financial performance. Amounts accrued under the plan totalled $306,993 for 1998.


                     EXECUTIVE COMPENSATION COMMITTEE REPORT

         All compensation paid to the Company's executive officers is paid by the Bank to those individuals in their capacities as executive officers of the Bank. The Personnel Committee of the Bank's Board of Directors (the "Committee") is responsible for the Company's executive compensation program and for administering the Company's Employee Stock Option Plan. The philosophy of the Committee is to provide compensation at levels sufficient to attract and retain highly qualified individuals. It is the Committee's belief that in such a complex and competitive an industry as banking, success is dependent on retaining such leadership.

         The Committee meets annually to consider salary increases and bonuses for executive officers of the Bank. The Committee not only considers the individual performance but also the overall financial performance of the Bank. Financial performance indicators such as return on assets and loan and deposit growth are compared to the Board's approved business plan and to performance of its peer group.

         Base Salaries--Base salaries are determined in comparison to average salaries by position in banks of similar size. The Company has access to published compensation data and often participates in compensation surveys.

         Annual Bonuses--The Committee determines the amount of annual bonuses based primarily on the overall performance of the Company measured on growth and the return on assets.

         Stock Option Plan--Stock options are granted to provide an incentive that is basic to the increase in shareholder value. Options are issued on the date of grant at fair market value and have a term of ten years. There is no defined formula for determining the number of shares granted to any one individual. Historical awards and the employee's contribution to the overall Company's performance are two major factors.

         The Committee believes the total compensation awarded to the executive officers of the Company is consistent with the Committee's objectives and the individual performance of each executive officer. For 1998, the Committee increased the CEO's and Executive Vice President's base salary by less than 2%. Annual bonuses paid to the CEO and Executive Vice President represented approximately a 4.0% increase over the prior year.

         This report is provided as a summary of the current philosophy and practices of the Company concerning executive compensation.

                             PERSONNEL COMMITTEE

                             By:  Herbert L. Andrew, III         Ronald N. Fox
                                  Lloyd L. Beatty, Jr.           David L. Pyles
                                  Gary L. Fairbank


                               EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Company and the Bank:

                              Position
            Name        In This Capacity              Age        Years Served
            ----        ----------------              ---        ------------

W. Moorhead Vermilye    Company President;
                        Bank President and Chief      58             11
                        Executive Officer

Jerome M. McConnell     Company Vice President;       52              9
                        Bank Executive Vice
                        President

Susan E. Leaverton      Secretary/Treasurer of        35              6
                        the Company; Bank Vice
                        President--Finance

G. Rodney Taylor        Bank Senior Vice              57             16
                        President - Operations

Robert J. Meade         Bank Vice President--         55             4
                        Human Resources


         All officers have served in their present capacity for the previous 5 years except as follows: Ms. Leaverton was appointed Vice President in 1994. Prior to 1994, Ms. Leaverton served as the Internal Auditor of the Bank. Mr. Meade joined the Bank in 1994 in his present capacity. Prior to joining the Bank, Mr. Meade was employed by Cadmus Journal Services, Inc. as Director of Human Resources. Each officer is reappointed on an annual basis by the Board of Directors.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and persons who own more than 10% of the Common Stock file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Common Stock. The Company believes that all of its directors and executive officers complied in a timely manner with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1998.


                 APPROVAL OF 1999 STOCK OPTION PLAN (Proposal 2)

         The Company's Board adopted the 1999 Stock Option Plan (the "Stock Option Plan") contingent upon approval by the stockholders within 12 months of the date of adoption. Unless extended or earlier terminated by the Board, the Plan will continue in effect until, and will terminate on, April 28, 2009. The purpose of the Stock Option Plan is to provide incentives for executive officers and key employees of the Company, the Bank, and their subsidiaries and to provide an additional means of attracting and retaining competent personnel. This Proposal 2 must be approved by an affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present. For purposes of this proposal, abstentions and broker non-votes do not affect the majority vote.

Administration of the Stock Option Plan

         The Stock Option Plan will be administered by the Company's Board of Directors (the "Board"). No member of the Board may vote upon or decide any matter relating to himself or herself or to members of his or her immediate family. The Board is authorized to determine and designate from time to time those executive officers and key employees to whom options are to be granted. The granting of an option to an employee takes place only when a written and executed option agreement containing the terms and conditions of the option is delivered to the employee. Unless an earlier expiration is specified by the Board in the option agreement, each option granted under the Stock Option Plan will expire generally on the 10th anniversary of the date the option was granted.

         In the event of termination of an optionee's employment for cause, all unexercised options of the optionee immediately terminate. In the event of termination of employment of an optionee other than for cause, all unexercised options will terminate, provided that the optionee, within 3 months after the termination of employment, may exercise the option to purchase that number of shares that were purchasable by the optionee at the time of his or her termination. In the event of the death of an optionee or termination of employment due to permanent or total disability, the option may be exercised by the personal representative, administrator, or bequestee, or by the disabled optionee, as the case may be, within 1 year after the death or termination of employment, to purchase that number of shares that were purchasable by the optionee at the time of his or her death or disability.

         The Stock Option Plan provides for the reservation of 85,000 shares of Common Stock of the Company for issuance upon the exercise of options granted under the Stock Option Plan. This amount represents, in newly issued shares, approximately 7% of the total number of issued and outstanding shares of the Company. The number of shares reserved for the grant of options and the number of shares which are subject to outstanding options under the Stock Option Plan are subject to adjustment in the event of any stock split, stock dividend or other relevant changes in the capitalization of the Company.

Terms of Options

         The exercise price for shares being purchased upon the exercise of options may be paid (i) in cash or by check; (ii) with shares of the Company, to the extent the fair market value of such shares on the date of exercise equals the exercise price of the shares being purchased, (iii) by surrender to the Company of options to purchase shares, to the extent of the difference between the exercise price of such options and the fair market value of the shares subject to such options on the date of such surrender, or (iv) a combination of
(i), (ii) or (iii) above. The Company has the right, and the optionee may require the Company, to withhold and deduct from the number of shares deliverable upon the exercise of any options under the Stock Option Plan a number of shares having an aggregate fair market value equal to the amount of any taxes and other charges that the Company is obligated to withhold or deduct from amounts payable to the optionee.

         No option may be transferred by an optionee other than by will and the laws of descent and distribution. Options are exercisable only by the optionee during his or her lifetime and only as described in the Stock Option Plan. Options may not be assigned, pledged or hypothecated, and are not subject to execution, attachment or similar process. Upon any attempt to transfer an option, or to assign, pledge, hypothecate or otherwise dispose of an option in violation of the Stock Option Plan, or upon the levy of any attachment or similar process upon such option or such rights, the option immediately becomes null and void.

Exercise Periods

         Unless otherwise authorized by the Board, 20% of the shares subject to the option will become exercisable on each anniversary date of the grant of the option, so that the option shall become fully exercisable on the fifth anniversary of the date the option was granted. However, upon the occurrence of certain "Extraordinary Events," all options granted under the Stock Option Plan will become fully exercisable for the full number of shares subject to any such option. An "Extraordinary Event" is defined as the commencement of a tender offer (other than by the Company) for any shares of the Company, or a sale or transfer, in 1 or a series of transactions, of assets having a fair market value of 50% or more of the fair market value of all assets of the Company, or a merger, consolidation or share exchange pursuant to which the shares of the Company are or may be exchanged for or converted into cash, property or securities of another issuer, or the liquidation of the Company. If an optionee fails to exercise his or her option upon an Extraordinary Event, or if there is a capital reorganization or reclassification of the shares, the Company must take action as may be necessary to enable each optionee to receive upon any subsequent exercise of his or her options, in lieu of shares, securities or other assets as were issuable or payable upon the Extraordinary Event in respect of, or in exchange for, such shares.

Tax Consequences

         Options granted under the Stock Option Plan may be either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (qualified options), or nonqualified options. The price at which shares may be purchased upon exercise of an option will be equal to the fair market value of the shares on the date the option is granted. An employee realizes no income upon the grant of an incentive stock option. An employee who holds his or her shares for 2 years after the grant of the option and for 1 year after he or she receives the shares upon its exercise generally will not incur any federal income tax liability upon receipt of the shares pursuant to the exercise. However, the spread between the exercise price and the fair market value of the shares at the time of exercise will be included in alternative minimum taxable income for the year of exercise. After satisfying such holding periods, upon a disposition of the shares at a price greater than the option exercise price, the employee will realize taxable long-term capital gain. The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of a qualified option; however, if the employee does not comply with the holding periods, he or she will realize ordinary income in the year of sale equal to the difference between the exercise price and the value of the underlying shares on the date of exercise (or the sale price if lower where the sale is to an unrelated party). Where the sale price is lower than the fair market value of the shares on the date of exercise and the sale is to an unrelated party, and the exercise and sale occur within the same taxable year, the amount included in alternative minimum taxable income will be the amount of the sale price. In such a case, the Company would be entitled to a deduction in an amount equal to the ordinary income realized by the employee.

         Optionees will realize no income upon the grant of a nonqualified option. Generally, however, the holder of a nonqualified option will realize taxable ordinary income at the time of the exercise of his or her option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price of the option, and the Company will be entitled to a deduction for the amount included in the optionee's income. Upon the sale of the shares, the optionee will realize capital gain or capital loss. Whether such capital gain or capital loss is long-term or short-term will depend upon the period of time the optionee holds the shares once they are acquired.

Interest of Executive Officers in Approval of the Stock Option Plan

         Executive officers of the Company will be eligible to participate in the Stock Option Plan and, therefore, have an interest in the approval of the plan because they could receive a financial benefit under the plan.

Current Benefits granted under the Stock Option Plan

         No options to purchase the Company's Common Stock have been granted to any employee or other individual under the Stock Option Plan. The number of options that will be granted to an employee has not been determined, and is subject to the discretion of the Board and the requirements of the Stock Option Plan.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE STOCK OPTION PLAN.


                              INDEPENDENT AUDITORS

         The Board of Directors has engaged Stegman & Company, Certified Public Accountants, to audit the books and accounts of the Company for the fiscal year ending December 31, 1999. Stegman & Company served as the Company's independent auditor for 1998. Stegman & Company has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company other than as independent public auditors. A representative of Stegman & Company will be present at this year's Annual Meeting and will respond to appropriate questions.

[GRAPHIC OMITTED]               PERFORMANCE GRAPH

         The performance graph shown below compares the cumulative total return to the Company's stockholders over the most recent 5-year period with both the NASDAQ Composite index (reflecting overall stock market performance) and the NASDAQ Bank Index (reflecting changes in banking industry stocks). Returns are shown on a total return basis, assuming the reinvestment of dividends.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
      TALBOT BANCSHARES, INC., NASDAQ COMPOSITE INDEX AND NASDAQ BANK INDEX




















                                                             Period Ending
Index                                      12/31/93     12/31/94     12/31/95     12/31/96   12/31/97   12/31/98
-----                                      --------     --------     --------     --------   --------   --------
Talbot Bancshares, Inc.                      100.00       102.63       122.20       142.48     259.34     314.70
NASDAQ  Bank Index                           100.00        99.64       148.38       195.91     328.02     325.38
NASDAQ Composite (US)                        100.00        97.74       135.24       170.03     208.75     292.65

Assumes $100 invested on January 1, 1994 in the Company (or the predecessor Bank prior to 1997), NASDAQ Composite Index and NASDAQ Bank Index.


                              FINANCIAL STATEMENTS

     A copy of the Company's annual report containing audited financial statements for the year ended December 31, 1998, accompanies this Proxy Statement. A copy of Form 10-K, as filed with the Securities and Exchange Commission, may be obtained, without charge, upon written request to Susan E. Leaverton, Secretary/Treasurer, Talbot Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholders' proposals for the 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received at the Company's principal office not later than November 26, 1999 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. The procedures for nominations of Directors are set forth in Article I, Section 8 of the Bylaws and are described above under the heading "Election of Directors." All other stockholder proposals must be received by the Company at its principal office by February 6, 2000 (45 days before the date of mailing based on this year's proxy statement date).


                                 OTHER BUSINESS

         As of the date of this proxy statement, management does not know of any other matters that will be brought before the meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

By Order of the Board of Directors,


W. Moorhead Vermilye
President
March 26, 1999

                             TALBOT BANCSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Talbot Bancshares, Inc. hereby appoints W. Moorhead Vermilye and Donald D. Casson, or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on Wednesday, April 28, 1999, and at any and all adjournments and postponements thereof:

1.   ELECTION OF CLASS I NOMINEES FOR DIRECTOR

Class I Nominees (to hold office until 2002 Annual Meeting):
HERBERT L. ANDREW, III, BLENDA W. ARMISTEAD, LLOYD L. BEATTY, JR., DONALD D. CASSON

           FOR all of           AGAINST all of
           the Nominees         the Nominees
           [ ]                  [ ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THE NOMINEE'S NAME.)


2.   PROPOSAL TO APPROVE THE 1999 STOCK OPTION PLAN

            FOR the               AGAINST the               ABSTAIN
            Stock Option Plan     Stock Option Plan         from Voting
            [ ]                   [ ]                       [ ]



3.   IN THEIR  DISCRETION  ON SUCH  MATTERS  AS MAY  PROPERLY  COME  BEFORE  THE
     MEETING.


Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the directors named in the proxy statement, FOR proposal number 2, and in the best discretion of the proxy holders as to any other matters.

                                      Dated  ____________________________, 1999

                                      --------------------------------------
                                      Signature

                                      --------------------------------------
                                      Signature

(Please sign as name(s) appear(s) on stock certificate. If jointly held, both owners must sign. Executors, administrators, trustees or persons signing in such capacity should so indicate.)